EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-59760 and 333-101800 of MidAmerican Energy Company on Forms S-3 of our report dated January 24, 2003, appearing in this Annual Report on Form 10-K of MidAmerican Energy Company for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP

Des Moines, Iowa
March 26, 2003